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                                                                    EXHIBIT 10.9

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                     COMMITTED UNIT CONTRIBUTION AGREEMENT

                                  Dated as of

                               November 1, 2000

                                    between

                       AMEREN ENERGY GENERATING COMPANY

                                      and

                        AMEREN ENERGY RESOURCES COMPANY
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     COMMITTED UNIT CONTRIBUTION AGREEMENT (this "Agreement"), dated as of
November 1, 2000, made by and between AMEREN ENERGY GENERATING COMPANY, an Illinois corporation (the "Company"), and AMEREN ENERGY RESOURCES COMPANY, an Illinois corporation (on behalf of itself and its wholly-owned subsidiary, Ameren Energy Development Company, an Illinois corporation (each a "Developer" and collectively, the "Developers")).

                                   RECITALS

     The Company will issue certain Senior Notes in one or more series pursuant to the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the "Indenture") between the Company and The Bank of New York, as trustee (together with its successors in such capacity, the "Trustee"), in the aggregate principal amount of $425,000,000 (the "Notes").

     The Company expects to purchase the Committed Units (as hereinafter defined) from the Developers.

     Each Committed Unit is under construction and the Developers have requested that the Company advance to the Developers, from time to time, certain funds prior to the Final Transfer Date.

     In order to ensure that no later than the Final Transfer Date for each Committed Unit, the Developers transfer to the Company either ownership thereof or certain amounts previously advanced by the Company to the Developers in respect thereof, the Company requires certain commitments from the Developers on the terms and conditions, and for the purposes, provided herein.

     THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  Definitions. (a)  All capitalized terms used in this Agreement
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shall have the meanings ascribed thereto in the Indenture. The following additional terms shall have the following meanings:

     "Committed Unit" shall mean (a) each of the combustion turbine units listed on Schedule 1 hereto and (b) any additional combustion turbine units that the Company elects to make subject to the provisions hereof by delivery of a supplement to Schedule 1 and Schedule 2 hereto.

     "Committed Unit Advance" shall mean a transfer of funds from the Company to the Developers pursuant to the terms hereof.

     "Committed Unit Advance Limit" shall mean, with respect to a Committed Unit, an amount not greater than 105% of the sum of (i) the amount of unreimbursed expenditures of the Developers pursuant to the Equipment Contracts (as hereinafter defined) related to such Committed Unit, (ii) the amount of scheduled payments due or to become due by the Developers pursuant to the Equipment Contracts related to such Committed Unit during the 60 day period
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following the date of the Committed Unit Advance and (iii) the amount of unreimbursed expenditures previously made by the Developers related to such Committed Unit for land, permits, engineering costs, labor, materials and other costs incurred in connection with the development and construction thereof.

     "Committed Unit Transfer Date" shall mean, with respect to a Committed Unit, the transfer date set forth in Schedule 1 for the completion of construction of such Committed Unit.

     "Committed Unit Purchase Price" shall mean, with respect to a Committed Unit, the amount set forth in Schedule 1 hereto.

     "Equipment Contracts" shall mean, with respect to a Committed Unit, all the contracts entered into in connection with a Committed Unit including without limitation the contracts identified in Schedule 2 hereto.

     "Final Transfer Date" shall mean, with respect to a Committed Unit, the earlier of (a) sixty days following the date that such Committed Unit (i) satisfies the condition set forth in Section 4(b)(1) and (ii) is in a condition such that the Developers are able to satisfy the condition set forth in Section 4(b)(4) or (b) 12 months following the Committed Unit Transfer Date for such Committed Unit.

          (b) All references to Persons herein shall include their permitted successors and assigns.

     SECTION 2.  Advances. Provided that the Final Transfer Date with respect to
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a Committed Unit has not occurred, the Company from time to time may pay to the
Developers, in immediately available funds, a Committed Unit Advance with respect to such Committed Unit; provided, however, the Company shall not pay a Committed Unit Advance in the event that:

          (a) the Committed Unit Advance, when aggregated with all other Committed Unit Advances paid by the Company with respect to such Committed Unit exceeds the Committed Unit Advance Limit; or

          (b) the Developers are in default of their obligations hereunder; or

          (c) a default or an Event of Default shall have occurred and is continuing under the Indenture.

     SECTION 3.  Repayment of Committed Unit Advances. The Developers agree to
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repay to the Company, in immediately available funds, each Committed Unit
Advance, within thirty days if the Developers have not transferred the Committed Unit to the Company in accordance with the provisions of Section 4 hereof on or prior to the Final Transfer Date for such Committed Unit. The Developers may, at their option, repay any Committed Unit Advance in advance of the due date therefor.

     SECTION 4.  Transfer of Committed Units; Adjustment of Committed Unit
                 ---------------------------------------------------------
Purchase Price.
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          (a)  At any time on or before a Final Transfer Date, the Developers may, in lieu of their obligation to repay related Committed Unit Advances in accordance with Section 3 hereof,

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(1) transfer the Committed Unit to the Company in accordance with each of the provisions of paragraph (b) below, or (2) transfer the Committed Unit to the Company in accordance with the provisions of Sections (1), (2) and (3) under paragraph (b) below and pay any adjustment to the Committed Unit Purchase Price in accordance with paragraph (c) below. Notwithstanding any other provision of this Agreement, in the event that the Committed Unit satisfies the condition set forth in paragraph (b)(1) below and is in a condition such that the Developers are able to satisfy the conditions set forth in paragraph (b)(4) below, the Developers shall promptly transfer the Committed Unit to the Company in accordance with paragraph (b) below. If a Committed Unit's performance test results indicate performance level below 80% of any guaranteed performance level set forth in the related Equipment Contracts, the Company may reject the proposed transfer and Developers shall repay to the Company, in immediately available funds, each related Committed Unit Advance, within thirty days from the date of such proposed transfer.

          (b) In order to effect the transfer of a Committed Unit:

               (1) Construction of such Committed Unit shall be complete in accordance with the provisions of the Equipment Contracts related thereto and such Committed Unit shall be ready to commence commercial operation in all respects;

               (2) All right, title and interest to the physical plant, personal property and equipment which is the subject of the related Equipment Contracts, and all related real property and necessary permits and operating and legal rights not already vested in the Company shall have been transferred to the Company in a manner adequate to vest in the Company legal ownership thereof;

               (3) All of the Developer's rights under the related Equipment Contracts shall have been assigned to the Company, together with any necessary consents to assignment thereof; and

               (4) The Developers shall have certified to the Company that the conditions in clauses (1), (2) and (3) above have been or are concurrently being met and that such Committed Unit has satisfied all performance tests, including but not limited to any guaranteed performance criteria set forth in the related Equipment Contracts.

          (c) In the event that the Developers are not capable of certifying the requirements set forth in clause (b)(4) above, the Developers shall certify that such Committed Unit has satisfied all minimum performance criteria set forth in the related Equipment Contracts and shall rebate to the Company, as an adjustment of the Committed Unit Purchase Price all amounts, if any, paid to the Developers by the counterparties to the related Equipment Contracts which represent performance liquidated damages (or similar payments) under such Equipment Contracts.

     SECTION 5.  Representations and Warranties. Each Developer represents and
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warrants to the Company that:

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          (a) Organization and Qualification. It (i) is a corporation, duly
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organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full right, power and authority under its corporate charter and by-laws and under the laws of the state of its incorporation to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) is duly qualified to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify or be authorized would not materially and adversely affect its ability to perform its obligations hereunder, and (iii) has the corporate power to carry on its business as now being conducted and as proposed to be conducted.

          (b) Authorization and Enforceability. It has taken all necessary
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corporate action to authorize the transactions contemplated by this Agreement.
This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

          (c) No Conflict. Neither the execution and delivery of this Agreement
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nor compliance with any of the terms and provisions hereof (i) contravenes any applicable law or governmental approval applicable to it or any of its respective properties or other assets, (ii) conflicts with, breaches or contravenes the provisions of its corporate charter or by-laws or any contractual obligation applicable to it, or (iii) results in the creation or imposition of any lien upon any of its property or assets under, or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under, any of its contractual obligations.

          (d) Governmental Approvals. No governmental approval is required to
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authorize, or is required in connection with, its execution, delivery and performance of this Agreement or the taking of any action by it contemplated hereby.

          (e) Litigation. There are no actions, suits or proceedings at law or
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in equity by or before any governmental authority now pending or, to the best of its knowledge, threatened against or affecting it or any of its properties or rights which could materially and adversely affect its right or ability to fulfill its obligations hereunder, or which questions or challenges the validity of this Agreement or any action taken or to be taken by it pursuant to this Agreement or in connection with the transactions contemplated hereby.

     SECTION 6.  Covenants. So long as any obligation of the Developers under
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this Agreement is outstanding, each Developer covenants and agrees with the
Company that:

          (a) It shall (i) preserve and maintain its legal existence (subject to subparagraph (b) of this paragraph), (ii) preserve and maintain all of its rights, privileges and franchises, if any, necessary for the operation of its business and the maintenance of its existence, and (iii) comply in all material respects with all applicable laws, where in the case of clause (ii) and (iii) any failure to comply would reasonably be expected to have a material adverse effect on its ability to comply with its obligations under this Agreement.

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          (b) It shall not enter into any transaction of merger or
consolidation, or change its form of organization or its business or liquidate or dissolve itself (or suffer any liquidation or dissolution) or transfer all or substantially all of its assets (other than Committed Units transferred to the Company) unless the resulting successor or transferee assumes the obligations of the Developers hereunder.

     SECTION 7.  Obligations Absolute, Etc. The Developers further covenant and
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agree as follows:

          (a) The obligations of the Developers to comply with their obligations pursuant to Section 3 and Section 4 hereof are and shall be absolute and unconditional and are not, and shall not be, subject to any defense or right of set-off, counterclaim, deduction, diminution, abatement, recoupment, defense, suspension, deferment or reduction or any other legal or equitable defense which such party has or hereafter may have, against any other person (including the Company) for any reason whatsoever (including, without limitation, any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of any or all of the Company's obligations in bankruptcy or otherwise).

          (b) To the extent permitted by applicable law, the obligations of the Developers hereunder shall be absolute and unconditional, shall remain in full force and effect, and shall not be released, discharged or in any way affected, notwithstanding:

              (i) any lack of validity, enforceability or value of this Agreement or any other agreement or instrument relating hereto;

              (ii) any failure to pay any taxes which may be payable with respect to the performance of its obligations hereunder by the Developers or failure to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority required in connection with the performance of such obligations by the Developers;

              (iii) any impossibility or impracticality of performance, force majeure, any act of any government or other circumstance which might constitute a defense available to, or a discharge of, the Developers, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 7;

              (iv) any merger or consolidation of the Company or the Developers into or with any other entity, or any sale, lease or transfer of all or any of the assets of the Company or the Developers to any other Person;

              (v)   any change in the ownership in the Company; or

              (vi) to the fullest extent permitted by law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Developers.

          (c) The Developers have no right, and shall have no right, to terminate this Agreement or to be released, relieved or discharged (other than by full and strict compliance by

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them with the terms hereof) from any obligation or liability hereunder for any reason whatsoever.

          (d) The obligations of the Developers hereunder will be performed regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of this Agreement or any other document related hereto or the rights of any person with respect hereto.

     SECTION 8.  Waiver. To the fullest extent permitted by applicable law, the
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Developers hereby expressly waive diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting the liability of the Developers hereunder, benefit of any act or omission by the Company which directly or indirectly results in or aids the discharge of the Developers by operation of law or otherwise, all notices relating to this Agreement, including, without limitation, notice of acceptance of this Agreement and the incurring of the obligation to make or to cause to be made any payment hereunder, and any requirement that the Company exhaust any right, power or remedy, or proceed against any other parties.

     SECTION 9.  Notices. Any notice or other communication hereunder shall be
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given to the Parties at the following addresses:

          (a)  If to Company, at:

               Ameren Energy Generating Company
               One Ameren Plaza
               1901 Chouteau Avenue
               P.O. Box 66149
               St. Louis, Missouri  63166

          (b)  If to Developers, at:

               Ameren Energy Resources Company
               Ameren Energy Development Company
               One Ameren Plaza
               1901 Chouteau Avenue
               P.O. Box 66149
               St. Louis, Missouri  63166

     SECTION 10.  Successors and Assigns. This Agreement shall be binding upon
                  ----------------------
each of the parties and their successors. This Agreement may not be assigned by either party without the written consent of the other party.

     SECTION 11.  Amendment, Etc. No amendment or waiver of any provision of
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this Agreement nor any consent to any departure by a party herefrom shall in any event be effective unless the same shall be in writing and signed by each party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of the Company in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other right or remedy.

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     SECTION 12.  Remedies. No remedy herein conferred upon or reserved to the
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Company is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute.

     SECTION 13.  Recordkeeping. The Company and the Developers shall each
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maintain accurate records of all transfers of funds hereunder. The transfer of funds hereunder and the entry thereof into the records of the Company and the Developers shall be deemed to be a representation by each of the Company and the Developers that the conditions precedent to such transfer set forth herein have been satisfied in all respects.

     SECTION 14.  Headings. The headings herein are included for convenience of
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reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 15.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING
EFFECT TO ANY CONFLICT OF LAW PROVISIONS OF SUCH LAWS).

     SECTION 16.  Waiver of Jury Trial. THE COMPANY AND THE DEVELOPERS HEREBY
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IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 17.  Counterparts. This Agreement may be executed by one or more of
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the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 18.  Severability. If any provision of this Agreement shall be held
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or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

     SECTION 19.  Termination. This Agreement and the obligations hereunder
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shall terminate upon the satisfaction by the Developers of all obligations set forth in Section 3 and Section 4 hereof.

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     IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their duly appointed representatives as of the date first written above.

                              AMEREN ENERGY GENERATING COMPANY, an
                              Illinois corporation



                              By:       /s/ Gary L. Rainwater
                                 ---------------------------------------
                                 Name:  Gary L. Rainwater
                                 Title: President

                              AMEREN ENERGY RESOURCES COMPANY, an Illinois corporation, on behalf of itself and Ameren Energy Development Company, an Illinois corporation



                              By:       /s/ Jerre E. Birdsong
                                 ---------------------------------------
                                 Name:  Jerre E. Birdsong
                                 Title: Treasurer
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                                  SCHEDULE 1

                                COMMITTED UNITS

       Committed Unit                Type             Megawatts         Transfer Date      Purchase Price
       --------------                ----             ---------    -------------------     --------------
1.    Kinmundy Unit 1            Simple Cycle            115       April 30, 2001            $48,000,000
                              Combustion Turbine
2.    Kinmundy Unit 2            Simple Cycle            115       June 30, 2001             $48,000,000
                              Combustion Turbine
3.    Grand Tower Unit 1/3      Combined Cycle           154       June 30, 2001             $85,000,000
                              Combustion Turbine
3.    Grand Tower Unit 2/4      Combined Cycle           148       July 31, 2001             $85,000,000
                              Combustion Turbine

                                 Schedule 1-1
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                                  SCHEDULE 2

                              EQUIPMENT CONTRACTS


A.  Kinmundy Units 1 and 2:           Contract dated January 19, 1999 with
                                      Siemens Westinghouse Power Corporation for
                                      501D5A Combustion Turbine Equipment

B.  Grand Tower Repowering:          (i) Contract dated September 1999 with
                                     Siemens Westinghouse Power Corporation for
                                     501F Combustion Turbine Equipment

                                     (ii) Contract dated August 3, 1999 with
                                     Nooter/Eriksen, Inc. for Heat Recovery
                                     Steam Generators

                                  Exhibit A-1